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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): June 12, 2002


                             DEL MONTE FOODS COMPANY
               (Exact Name of Registrant as Specified in Charter)



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
               Delaware                                001-14335                             13-3542950
---------------------------------                    ------------                        -------------------
     (State or Other Jurisdiction                     (Commission                           (IRS Employer
           of Incorporation)                         File Number)                        Identification No.)


                           One Market @ The Landmark
                           San Francisco, California                                            94105
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                   (Address of Principal Executive Offices)                                   (Zip Code)
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       Registrant's telephone number, including area code: (415) 247-3000
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                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.       OTHER EVENTS

         On June 13, 2002, Del Monte Foods Company ("Company") and H. J. Heinz Company ("Heinz") announced that pursuant to a Separation Agreement (the "Separation Agreement") dated as of June 12, 2002 between the Heinz and SKF Foods Inc., a wholly-owned direct subsidiary of Heinz ("SKF"), and an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 12, 2002, by and among the Company, Heinz, SKF and Del Monte Corporation, a wholly-owned direct subsidiary of the Company ("DMC"), (i) Heinz will (A) transfer or cause to be transferred to SKF certain assets (the "SKF Assets") and liabilities of certain of its pet food, seafood, retail private label soup, broth and infant feeding businesses (the "Contribution") and (B) distribute all of the issued and outstanding shares of SKF common stock ("SKF Common Stock") on a pro rata basis (the "Distribution") to the holders of the outstanding common stock of Heinz, and (ii) immediately following the Distribution, DMC will merge with and into SKF, with SKF being the surviving corporation (the "Merger"), resulting in SKF becoming a wholly-owned direct subsidiary of the Company. In connection with the Merger, each share of SKF Common Stock will be automatically converted into the right to receive that number of fully paid and nonassessable shares of Company common stock ("Company Common Stock") that will result in the fully diluted Company Common Stock at the effective time of the Merger being held approximately 74.5% by the former SKF stockholders and approximately 25.5% by the Company stockholders (to be determined by a formula specified in the Merger Agreement).

         The Merger is subject, among other things, to approval by the Company's stockholders and receipt of a ruling from the Internal Revenue Service that the Contribution and the Distribution will be tax-free to the Company, Heinz, SKF and the Heinz shareholders. The Merger is also subject to receipt of applicable governmental approvals and the satisfaction of other customary closing conditions.

         Concurrently with the execution and delivery of the Merger Agreement, TPG Partners, L.P. and one of its affiliates (each a "Stockholder" and collectively, the "Stockholders") representing, in the aggregate, approximately 47% of the outstanding Company Common Stock, have agreed, pursuant to a Voting Agreement dated as of June 12, 2002, by and among Heinz, SKF and the Stockholders (the "Voting Agreement"), to vote, among other things, to approve the Merger, the Merger Agreement and the transactions contemplated therein, and have appointed certain officers of Heinz as proxies to vote their shares of Company Common Stock in such a manner.

         The Merger Agreement is attached as an exhibit to this Form 8-K and is incorporated by reference herein. The Separation Agreement, and the Voting Agreement were previously filed as exhibits to the Form 8-K filed by Heinz on June 17, 2002. The foregoing description of such documents and the transactions contemplated therein are not complete and are qualified in their entirety by reference to the full text of such exhibits.

         The press release issued by Del Monte in connection with the execution of the Merger Agreement was previously filed with the Securities and Exchange Commission on June 13, 2002, pursuant to Rule 425 under the Securities Act of 1933 and is incorporated herein by reference.

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ITEM 7.  FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (c)      Exhibits

 EXHIBIT          DESCRIPTION
 -------          -----------

   2.1 Agreement and Plan of Merger, dated as of June 12, 2002, by and among H. J. Heinz Company, SKF Foods Inc., Del Monte Foods Company and Del Monte Corporation.

   99.1 Press Release, dated June 13, 2002 (filed pursuant to Rule 425 on June 13, 2002 and incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Del Monte Foods Company

Date:  June 17, 2002                       By:  /s/ David L. Meyers
                                                ----------------------
                                                Name: David L. Meyers
                                                Title: Executive Vice President,
                                                       Administration and Chief
                                                       Financial Officer
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                                 EXHIBIT INDEX

 EXHIBIT          DESCRIPTION
 -------          -----------

   2.1 Agreement and Plan of Merger, dated as of June 12, 2002, by and among H. J. Heinz Company, SKF Foods Inc., Del Monte Foods Company and Del Monte Corporation.

   99.1 Press Release, dated June 13, 2002 (filed pursuant to Rule 425 on June 13, 2002 and incorporated herein by reference).


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